                                                              December 29, 1995


BT Global Investors
6 St. James Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

         With respect to our purchase from you of shares of beneficial interest (the "Initial Shares") of each of the Capital Appreciation Fund, a series (a "Fund") of BT Global Investors (the "Trust"), we hereby advise you that we are purchasing the Initial Shares of the Fund with no intention to dispose of them either through resale to others or redemption by the Trust. The Trust will invest all of the investable assets of the Fund in the Capital Appreciation Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended.

         The amount paid by the Fund on any redemption by us, or any other then-current holder of the Fund's Initial Shares, will be reduced by a portion of any unamortized organization expenses of the Fund and the Portfolio, such portion to be determined by the proportion of the number of Initial Shares of the Fund redeemed to the number of the Initial Shares of the Fund then outstanding after taking into account any prior redemptions of the Initial Shares of the Fund. The amount of such reduction in excess of the unamortized organization expenses of the Fund shall be contributed by the Fund to the Portfolio.

                                           Very truly yours,

                                           SFG INVESTORS II LIMITED PARTNERSHIP



                                           By  /S/ LINWOOD C. DOWNS
                                               Name: Linwood C. Downs
                                               Title: Treasurer
 BT0501

                                                              December 29, 1995


BT Global Investors
6 St. James Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

         With respect to our purchase from you of shares of beneficial interest (the "Initial Shares") of each of the following series (each a "Fund") of BT Global Investors (the "Trust"):

         International Equity Fund
         Global High Yield Securities Fund
         Pacific Basin Equity Fund
         Latin American Equity Fund
         Small Cap Equity Fund

we hereby advise you that we are purchasing the Initial Shares of each Fund with no intention to dispose of them either through resale to others or redemption by the Trust. The Trust will invest all of the investable assets of each Fund in the corresponding series of BT Investment Portfolios or International Equity Portfolio (the "Corresponding Portfolio"), each an investment company registered under the Investment Company Act of 1940, as amended.

         The amount paid by a Fund on any redemption by us, or any other then-current holder of that Fund's Initial Shares, will be reduced by a portion of any unamortized organization expenses of the Fund and the Corresponding Portfolio, such portion to be determined by the proportion of the number of Initial Shares of the Fund redeemed to the number of the Initial Shares of the Fund then outstanding after taking into account any prior redemptions of the Initial Shares of the Fund. The amount of such reduction in excess of the unamortized organization expenses of the Fund shall be contributed by the Fund to the Corresponding Portfolio.

                                            Very truly yours,

                                            SIGNATURE FINANCIAL GROUP, INC.



                                            By /S/ LINWOOD C. DOWNS
                                              Name: Linwood C. Downs
                                              Title: Treasurer

BT0501